Exhibit 16


                                 April 28, 1998




Securities and Exchange Commission 450 5th Street N.W.
Washington, D.C.  20549

Gentlemen,

     We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on April 24, 1998, to be filed by our formet client, GlenGate Apparel, Incorporated. We agree with the statements made in response to that Item insofar as they relate to our Firm.


                                   Very truly yours,


                                BDO Seidman, LLP